Exhibit 10.21

NBB - Payments and Securities Service
Securities settlement system
boulevard de Berlaimont 14
BE-1000 Brussels
Phone.: + 32 (0)2 221 22 17
sss@nbb.be

NationalBank OF BELGIUM
Eurosystem

Annex 19.2a

SERVICE CONTRACT CONCERNING THE ISSUE OF DEMATERIALISED TREASURY CERTIFICATES AND CERTIFICATES OF DEPOSIT

Between

NATIONALE BANK VAN BELGIË N.V.,
having its registered office at boulevard de Berlaimont 14, 1000 Brussels,
represented for the purposes of this contract by
Koen Geenen — Renan van der Wolf
Head of division — Advisor
hereafter "the Bank", of the one part

and

Euronav NV
having its registered office at De Gerlachekaai 20, 2000 Antwerp
represented for the purposes of this contract by Egied VERBEECK and Hugo De Stoop

hereafter "the issuer"

and

BNP Paribas Fortis SA/NV
having its registered office at Warandeberg 3, 1000 Brussels
represented for the purposes of this contract by
MICHAEL GUILLAUME, CO-HEAD OF LEGAL CIB CMS
MARTIN DE PATOUL, COMPANY LAWYER
hereafter "the Paying agent", of the other part

The Bank, the issuer and the Paying agent are referred to hereafter jointly as "the Parties"

IT IS HEREBY AGREED AS FOLLOWS:

Article 1 - Subject

1.1. The issuer commissions the Bank, which hereby agrees, to provide the settlement service relating to the circulation of the dematerialised treasury certificates and certificates of deposit described below, being issued by the issuer
Euronav NV EUR 50,000,000 Belgian Multi-Currency Treasury Notes Programme ....[1]
denominated:

- in euro,
- in currencies, other than the euro, for which the European Central Bank published the daily reference exchange rates against the euro (hereafter: "Foreign currencies");

and governed by the Law of 22 July 1991 (hereafter "the Law") as amended from time to time.

1.2. The issuer concludes a Paying agent contract with a direct Participant in the Bank's securities settlement system (hereafter: the "NBB-SSS"). A Paying agent contract is not required if the issuer is a direct Participant in the NBB-SSS.

The Paying agent expressly undertakes to comply with the conditions laid down in this contract.

The commitments and rights of the issuer specified in this contract shall be implemented directly by or in regard to the Paying agent in its capacity as the issuer's agent.

If the Paying agent is changed, that change must be notified in writing to the Bank by the issuer as soon as possible. An annex to this contract will then be drawn up with the new Paying agent. The new Paying agent must be a direct Participant in the NBB-SSS.

If the Paying agent ceases to be a direct Participant in the NBB-SSS as described in the terms and Conditions governing the participation in the NBB-SSS Article 10.8.2, the issuer shall appoint a new Paying agent and the rules of the preceding paragraph apply.

A Paying agent which has to give up its duties on account of any of the circumstances provided for in the two preceding paragraphs must continue to perform those duties until such time as the successor institution is able to take them over in full.

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1 Subject of the issue to be specified. If this is not an issue programme, the ISIN code of the bonds must be stated.

Article 2 - Information and documents to be supplied to the NBB-SSS

2.1. The issuer shall supply the following data to the NBB-SSS at least two Business days (for the purposes of this service contract, "Business day" means any NBB-SSS opening days as referred to in the Terms and conditions governing the participation in the NBB-SSS) before the start of the issue programme:

1° the contract conditions relating to the issue and, for the issue of treasury certificates, the prospectus, its amendments and updates, with their annexes, and all other documents required by the Law and its implementing decrees, and in general all documents intended for the investors;

2° the characteristics specific to each security series and any information relevant for the conduct of the issue of the securities by NBB-SSS, namely:

the issuance Program summary (Annex 19.4)
the Issuer's information sheet (if it concerns a new issuer, Annex 19.3a)

3° the executed copy of this service contract

If the data and documents mentioned above are not supplied within the two Business days before the start of the issue, the NBB-SSS may decide to delay the start of the issuance.

4° The issuer shall supply the following data as soon as they are published :

supplements to the prospectus,

the updated versions and the half-yearly reports and tables concerning the activities and results which issuers of treasury certificates are required to draw up in accordance with Article 2 and Article 5, §2 and 3 of the Law of 22 July 1991 and Article 22 of the Royal Decree of 14 October 1991 on treasury certificates and certificates of deposit, or the latest half-yearly report published in accordance with the provisions of the Royal Decree of 14 November 2007 on the obligations upon issuers of financial instruments admitted to trading on a regulated market.

2.2. Communication of the data and documents mentioned in Article 2.1. is intended to inform the Bank and the NBB-SSS of the issue conditions and the rights attached to the securities. It does not relieve the issuer of the obligation to supply the investors with the information stipulated by the Law and by the regulations, and in general, to ensure that the issue complies with any conditions, i.e. laid down by the Law, regulation or administrative provision, applicable to the issue.

The NBB-SSS will notify its Participants of the admission to the system of each new series of securities and of the principal rights attached to the securities.

2.3. The Bank is not required to examine whether the issuer fulfils the conditions laid down by the Law and its implementing regulation for the issue of treasury certificates or certificates of deposit, depending on the case. The issuer and the Paying agent jointly and severally guarantee the Bank that no issue will take place if one or more of those conditions is not fulfilled.

Article 3 - Conduct of the Issue

3.1. In addition to the data and documents supplied in accordance with Article 2.1, the issuer shall communicate the following data to NBB-SSS as soon as possible and in any event no later than 11:00 CET on the subscription settlement day, in the case of securities denominated in euro, and no later than 11:00 CET on the Business day preceding the subscription settlement day in the case of securities denominated in Foreign currencies:

- the Security information form (Annex 19.3b), including the following information:

- the ISIN code assigned to the securities and the currency of issue;
- the nominal amount of the securities actually subscribed to be entered in the securities accounts;
- the subscription price;
- the redemption price;
- the subscription settlement date;
- the redemption date;
- the interest rate and, if appropriate, the yield on the securities with a view to determination of the accrued interest on those securities in accordance with Articles 8 and 9 of the Royal Decree of 26 May 1994 on the deduction and payment of withholding tax on income from movable assets in accordance with Chapter 1 of the Law of 6 August 1993 on transactions in certain securities, as amended from time to time;
- the interest payment details.

In the case of securities with a variable interest rate, the data referred to in Article 3.1. must be communicated no later than 11:00 CET on the Business day preceding the first day of each interest period.

The securities are identified in the NBB-SSS by their ISIN code. It is the responsibility of the issuer to provide the NBB-SSS with the ISIN code of the security as soon as possible and in accordance with Article 3.1. No security can be issued and no instruction can be accepted by the NBB-SSS as long as the ISIN code of the security has not been communicated by the issuer. The NBB-SSS cannot be held responsible for any rejected instruction due to late communication of the ISIN code.

3.2. On the subscription settlement date the NBB-SSS shall credit the securities account of the issuer or of his Paying agent in accordance with the conditions laid down in the Terms and conditions governing the participation in the NBB-SSS.

3.3. The issuer or his Paying agent shall then, by no later than the subscription settlement date, allocate the securities issued among the institutions which maintain the subscribers' securities accounts, in accordance with the normal NBB-SSS operating rules.

3.4. The Bank performs the issuance of the securities according to the Terms and condition governing the NBB-SSS and following the instructions provided by the issuer in accordance with Articles 2.1., 2° and 3.1. The Bank shall not verify if these instructions comply with the terms and conditions governing the issue of the securities, the prospectus or all other documents applicable to the issue of the securities.

The Bank can never be held liable in relation to the issuer, his Paying agent or any third person on account of

- book entries which have formed the subject of the communication to the NBB-SSS in accordance with Articles 2.1, 2° and 3.1 (including but not exclusively in cases where the amount specified for the programme in the issue prospectus has been exceeded), or
- errors or omissions committed by the issuer in connection with the communications referred to in Articles 2.1, 2° and 3.1..

Article 4 - Payment of Interests and of refundable principal on securities denominated in euro

4.1. The interest on securities denominated in euro is payable by the NBB-SSS to Participants at the intervals indicated by the issuer on the basis of the Interest payment date and the annual interest rate communicated by the issuer in accordance with Article 3.1.

4.2. On the Interest payment date of the securities (for the purposes of this contract, "Interest payment date" means the date on which the issuer must pay the amount of interest in accordance with the instructions given to the NBB-SSS by the issuer or, if that date is no Business day, the next Business day), the NBB-SSS shall effect the cash debits and credits as follows:

1° the NBB-SSS automatically debits the total amount of the interest from the Dedicated Cash account of the issuer in the Bank's books or of his Paying agent, as the case may be, during the night time settlement window and in accordance with the conditions specified in the Terms and conditions governing the participation in the NBB-SSS;

2° subject to clearing of the transaction described under 1°, the NBB-SSS automatically credits the amount of the interest (determined on the basis of the securities accounts balances at the end of the Business day preceding the interest payment date) on the Dedicated Cash accounts of the Participants having a position in the concerned security, after deduction of the withholding tax on income from movable assets when applicable. That interest is credited during the night time settlement window and in accordance with the conditions specified in the Terms and conditions governing the participation in the NBB-SSS.

The interest is calculated as follows:

- the amount of interest debited in accordance with paragraph 1, 1° shall be calculated by applying the interest rate to the total interest-bearing amount of the issuance, the outcome being rounded down to the nearest cent if the fraction is less than 0.5 cents and rounded up otherwise ;

- the amounts of interest to be credited to each of the beneficiaries and for each account in accordance with paragraph 1, 2° shall be calculated by applying the interest rate to the interest-bearing amount of the concerned securities held in account, the outcome being rounded down to the nearest cent.

  When calculating the interest to be paid, if necessary, the NBB-SSS takes the "Bond factor" into account, which is the percentage of the capital outstanding over the interest period in relation to the original amount issued. The fraction made up by the Bond factor is expressed in a number with twelve (12) decimal places. The Bond factor that is valid for the new interest period has to be notified to the Bank by 15:00 CET at the latest on the second Business day of the NBB-SSS preceding each interest period.

4.3. On the Principal reimbursement date of the securities (for the purposes of this contract, "Principal reimbursement date" means the date on which the issuer must reimburse the principal in accordance with the instructions given to the NBB-SSS by the issuer or, if that date is no Business day, the next Business day), the NBB-SSS shall effect the cash debits and credits as follows:

1° the NBB-SSS automatically debits the amount of the refundable principal from the Dedicated Cash account of the issuer in the Bank's books or of his Paying agent, as the case may be, during the night time settlement window and in accordance with the conditions specified in the Terms and conditions governing the participation in the NBB-SSS;

2° subject to clearing of the transaction described under 1°, the NBB-SSS automatically credits on the Dedicated Cash accounts of the Participants having a position in the concerned security the amount of the refundable principal (determined on the basis of the securities accounts balances at the end of the Business day preceding the Principal reimbursement date), after deduction of the withholding tax on income from movable assets when applicable; that refundable principal is credited during the night time settlement window and in accordance with the conditions specified in the Terms and conditions governing the participation in the NBB-SSS.

On the Principal reimbursement date for final redemption of the securities, the Participants' securities accounts shall be debited in order to cancel the amount of the reimbursed securities.

4.4. The issuer undertakes, if appropriate via his Paying agent, to have sufficient funds available to be able to pay the amounts due by way of capital and interest on the due date.

Article 5 - Payment of interests and of the refundable capital on dematerialised securities denominated in Foreign currencies

5.1. The following provision governs exclusively the securities denominated in Foreign currencies which are not participating in T2S (for the purposes of this contract, "T2S" stands for "TARGET2-Securities" and means Eurosystem's single technical settlement solution enabling CSDs and national central banks to provide core, borderless and neutral securities settlement services in central bank money in Europe). The securities denominated in Foreign currencies participating in T2S are handled in accordance with Article 4 above.

5.2. Without prejudice to the application of the tax rules, the NBB-SSS shall not intervene in the payment of the interests and in the reimbursement of the principal of securities denominated in Foreign currencies. Such amounts shall be paid by the issuer or, when applicable, his Paying agent outside the NBB-SSS to the Participants.

The NBB-SSS shall notify in the morning of the Business day preceding the Interest payment date or the Principal reimbursement date, the nominal amount of the concerned securities, as recorded in securities accounts held in the name of Participants at the end of the second Business day preceding the Interest payment date or the Principal reimbursement date, to the issuer or his Paying agent. This notification shall form the basis for the interest and principal payments (outside NBB-SSS) to Participants by the issuer or his Paying agent. Consequently, no securities transfer between Participants shall be allowed during the Business day preceding an interest payment date or a reimbursement date.

5.3. On the Interest payment date or the Principal reimbursement date, the Dedicated Cash account of the Participants having a position in the concerned securities shall be debited in euro with the cash amount of the withholding tax due to the Treasury in accordance with Article 8 of the Law of August 6, 1993 concerning transactions in certain securities (as amended from time to time) with its implementing provision governing the conversion to euro of income from securities denominated in monetary units of countries which have not adopted the euro, and with Council Regulation no. 1103/97/EC of June 13, 1997.

On the Principal reimbursement date for final redemption of the securities, the Participants' securities accounts shall be debited in order to cancel the amount of the reimbursed securities, without the NBB's checking whether the Paying agent has performed the corresponding cash payments or not.

Article 6 – Fees payable to the Bank

In payment for the service provided for in this contract, the Issuer shall pay the Bank a fee which is calculated and collected in accordance with Article 8.1.6. of the Terms and conditions governing the participation in the NBB-SSS, including any amendments thereto.

If the Paying agent opts at a later stage to apply the bond factor, an additional administrative charge will be levied.

The handling charge in accordance with point I.1 of Annex 19.1 to the Terms and conditions governing the participation in the NBB-SSS is EUR 500 (excl. VAT) and is payable to the Bank after signature of the contract.

Article 7 – Default by the Issuer

7.1. In the event of default by the issuer or by his Paying agent (i.e. the occurrence of one of the events referred to in Article 10.8.2.2. of the Terms and conditions governing the participation in the NBB-SSS), and in the case of a shortage of funds, any reimbursement on the due date or payment of interest due shall be automatically suspended without notice of default until the issuer or his Paying agent has effected valid repayment of the whole of the capital or the whole of the interest.

7.2. If the issuer is represented by a Paying agent, the latter must notify the Bank of the issuer's default or the shortage of funds as early as possible, and always before 15:00 CET on the day preceding the Principal reimbursement date or the Interest payment date.

Once that deadline has passed, the Paying agent is assumed to have approved the execution of the repayments or the interest payments on the due date, and its account will therefore be debited.

The notification to the Bank by the Paying agent must be effected by registered post with advice of receipt. In urgent cases the notification may also take place via SWIFT or by secured e-mail, with confirmation within 24 hours by registered post with advice of receipt. The Participants shall agree the format of the SWIFT messages in advance.

Article 8 – Tax system

The securities registered with the NBB-SSS are subject to the tax rules laid down by the Law of 6 August 1993 on transactions in certain securities and its implementing regulations, particularly in regard to the formulas applicable for the calculation of interest.

In regard to the tax liabilities of the NBB-SSS operator, the issuer, the Participants and the sub-Participants, reference is made to the laws and regulations in force.

Article 9 – Applicable law - Competence

9.1. This service contract, as well as the transactions settled on their basis, shall be governed by and construed in accordance with the laws of Belgium.

9.2. In the event of any dispute arising in connection with the interpretation or execution of this service contract, the Parties shall endeavour to amicably settle it within a reasonable period of time following the invitation thereto by the most diligent Party. If the Parties do not succeed in finding a solution or reaching an agreement in order to settle the dispute, the latter shall be submitted by the most diligent Party to the jurisdiction of the Courts of Brussels.

9.3. In relation to the issuer and the Paying agent, the Bank is subject to no obligations or conditions relating to exercise of a right concerning the issued securities other than those specified in this service contract or in the applicable Belgian regulations.

The provisions of this service contract take precedence over any provision to the contrary in the prospectus or in any contract document relating to the issue.

This contract does not affect the rights of the Paying agent in its capacity as an NBB-SSS Participant.

9.4. The Terms and conditions governing the participation in the NBB-SSS and the regulations and administrative guidelines adopted by the Bank pursuant to the tax rules, including any future amendments, apply wherever no express provision is made in this contract.

9.5. The undersigned Parties to this contract agree that, under the service contract concluded between them on ...., it will no longer be possible to effect new issues from .... [2].

Done in three originals in Brussels, on 02/06/2017

For the issuer,

For the Paying agent,

Michael GUILLAUME
Co-Head of Capital Markets - Securities
Legal CIB
BNP Paribas Fortis SA/NV

Martin DE PATOUL
Company lawyer
BNP Paribas Fortis

For the National Bank of Belgium,

Renan van der Wolf
Advisor

Koen Geenen
Head of division

2 Dates to be entered. This clause should only be included if this contract refers to a current issue programme for which a contract already exists with the same Paying agent.